UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2016

TRACON Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8910 University Center Lane, Suite 700 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 12, 2016, TRACON Pharmaceuticals, Inc. and 4350 La Jolla Village LLC entered into a lease (the “Lease”) with respect to the property located at 4350 La Jolla Village Drive, Suite 800, in San Diego, California (the “Property”). The Lease covers approximately 10,458 square feet of general office space in the Property and has an initial term of five years, with an option for an additional five-year term. The Lease has an anticipated commencement date of May 1, 2017 and an initial rental rate of $3.13 per square foot, with annual increases of up to 4.5% thereafter. If TRACON exercises the option for an additional five-year term, the rental rate will be adjusted to the then-prevailing market rate. The office space under the Lease will serve as TRACON’s new corporate headquarters, replacing the Company’s current facilities in San Diego, California.

The Lease is filed as Exhibit 99.1 to this report and the description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Lease to 4350 La Jolla Village Drive, Suite 800, San Diego, California, dated December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: December 13, 2016	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lease to 4350 La Jolla Village Drive, Suite 800, San Diego, California, dated December 12, 2016.